Exhibit 99.1

May 31, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Present at Master Limited Partnership Association Investor Conference

TULSA, Okla. – May 31, 2016 – ONEOK Partners, L.P. (NYSE: OKS) will present at the Master Limited Partnership Association Investor Conference in Orlando, Florida.

Terry K. Spencer, ONEOK Partners president and chief executive officer, will present at the conference at 3 p.m. Eastern Daylight Time (2 p.m. Central Daylight Time) on Wednesday, June 1, 2016.

Spencer, along with Walter S. Hulse III, ONEOK Partners executive vice president, strategic planning and corporate affairs; Derek S. Reiners, ONEOK Partners senior vice president, chief financial officer and treasurer; and other members of ONEOK Partners’ management team will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The conference will be webcast and accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The materials used at the conference will be posted on ONEOK Partners’ website beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Wednesday, June 1, 2016.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 41.2 percent of the overall partnership interest, as of March 31, 2016.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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